EXHIBIT 19.1

Portions of this exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K. The Company undertakes to furnish a copy of all unredacted and omitted schedules and exhibits to the SEC upon its request.

Policy On Trading Securities
(Insider Trading Policy)
(As Amended Effective May 31, 2023)

This policy (this “Policy”) of Core & Main, Inc. and its subsidiaries (the “Company”) concerns trading in the Securities of the Company or its affiliates, as well as trading in Securities of other companies. “Securities” means the common stock or debt securities (such as bonds or debentures) or any other equity securities (such as warrants, options or preferred stock) of, or derivative securities relating to, a company. This Policy applies to all directors, officers, employees and associates of the Company, and to their immediate family members and other persons living in their households (“Company Associates” or “you”). Sections 3 and 4 of this Policy include special restrictions and procedures for “Designated Insiders” and “Section 16 Insiders,” as defined in section 1 and section 4, respectively.
The Company’s reputation for integrity and high ethical standards in the conduct of its affairs is of paramount importance. To preserve this reputation, it is essential that all your transactions in Securities conform to U.S. securities laws and avoid even the appearance of impropriety.
All Company Associates must familiarize themselves with this Policy and abide by it. Violations of this Policy may result in civil and criminal penalties under U.S. securities laws, and in disciplinary action by the Company, up to and including termination of employment. However, this Policy, and the procedures that implement this Policy, are not intended to serve as precise recitations of the legal prohibitions against insider trading and tipping which are highly complex, fact-specific and evolving. These procedures are not intended to serve as a basis for establishing civil or criminal liability that would not otherwise exist.
The obligations of the General Counsel of the Company hereunder may be delegated by the General Counsel to such other officers or members of the Legal Department of the Company as may be designated from time to time.
1.Prohibition Against “Insider” Trading and Tipping (Applies to All Company Associates)
Who is an Insider?
Anyone who possesses material information about the Company or its affiliates that such person obtained directly or indirectly from the Company may be considered an “insider” under U.S. securities laws. In addition to officers and directors (and to some extent certain other employees and associates) of the Company, certain individuals outside of the Company can become “temporary insiders” by having a special confidential relationship with the Company resulting in access to material, non-public information. Such persons can include, for example, outside attorneys, accountants, actuaries, consultants, advisors and bank lending officers.
What is Insider Trading?
The term “insider trading” is not defined in any of the federal securities laws, but generally refers to trading in securities on the basis of material, non-public information as further described below. The term “tipping” means sharing material, non-public information with a third party, whether or not for compensation.
You may not, directly or indirectly, purchase or sell Securities of the Company or its affiliates while in possession of material, non-public information concerning the Company or its affiliates. Similarly, you may not trade in the Securities of another company if you obtained material, non-public information about that company in the course of your employment by the Company. In addition, you may not give material, non-public information to another person; you and any person to whom you provide any material, non-public information would potentially be subject to fines and imprisonment. Insider trading and tipping are civil and criminal violations of law. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency situation) are not exceptions.

Ensuring the confidentiality of non-public information is the single most important step to minimizing the risk of illegal insider trading and tipping. Therefore, all Company Associates must ensure the confidentiality of information to which they have access. This means that unless the information is otherwise publicly available, you must limit access to that information to Company Associates who have a reasonable need to know the information for the purpose of carrying out the assignment for which the information is furnished. Special confidentiality agreements may be required for others (including outside business associates, governmental agencies and trade associations), seeking access to material, non-public information. For further information regarding when the Company requires a confidentiality agreement, please contact the General Counsel. Do not discuss business matters in public places, such as elevators, hallways, lobbies, restrooms and public transportation facilities as well as public online and social media platforms.
What is Material, Non-Public Information?
Whether information is material is difficult to evaluate in the abstract and typically is assessed with the benefit of hindsight. Information is “material” if it would be likely to affect the stock price of the Company or its affiliates, or if it would be important to a reasonable investor in making a decision about whether to buy, hold or sell Securities of the Company or its affiliates. Either positive or negative information may be material. Here are some examples of information that, if not publicly known, could be material inside information:
•financial results and other earnings information;
•financial forecasts and plans, including the ability to meet previous forecasts and the investment community’s estimates;
•possible mergers, acquisitions, tender offers, dispositions, joint ventures, changes in assets and other major transactions;
•developments of a significant new product or process, new discoveries or new developments regarding customers or suppliers (e.g., the acquisition or loss of a contract);
•major personnel or management changes;
•information that would have an impact on earnings (such as unanticipated write-downs or gains and operating losses or gains, sales volumes or margins);
•the gain or loss of significant customer or supplier relationships;
•a major lawsuit or governmental investigation;
•significant labor or other disputes;
•a change in auditor, substantial changes in accounting methodologies or auditor notification that the issuer may no longer rely on an auditor’s audit report;
•a new issuance of stock or debt or other significant financing developments (e.g., defaults on debt securities, calls of securities for redemption, repurchase plans, stock splits, changes in dividend policy, changes to the rights of security holders, or public or private sales of additional securities);
•changes in long-term debt ratings;
•a possible change in control; or
•any non-public information (even information not exclusively relating to the business of the Company or its affiliates) that could reasonably be expected to affect the price of the Securities of the Company or its affiliates.

Material information about the Company or its affiliates should be considered non-public unless there is a certainty that it is publicly available. For example, Company Associates should assume that the information is not public unless the information has been disclosed in a press release, in a public filing (such as a report filed or furnished on Form 10-K, Form 10-Q or Form 8-K) made with the U.S. Securities and Exchange Commission (the “SEC”) or in materials provided to shareholders (such as an annual report, investor letter, prospectus or proxy statement), or is available through a news wire service or daily newspaper of wide circulation, and a sufficient amount of time has passed (i.e., at least two full trading days) so that the marketplace has had an opportunity to digest the information.
If you wish further clarification about whether particular information is publicly available, please contact the General Counsel.
How else can I act to avoid tipping someone about material, non-public information?
In addition to limiting access to information as discussed above, to avoid potentially tipping someone consider the following:
◦mark material, non-public information “Confidential” so that everyone knows that it should be kept confidential and keep the information somewhere not generally accessible to others;
◦refer questions about the Company from the media to the Company’s Director of Marketing and Communications;
◦refer questions about the Company from investors or financial analysts to the Company’s Vice President, Investor Relations;
◦do not discuss business matters in public places, such as elevators, hallways, lobbies, restrooms and public transportation facilities;
◦never discuss the Company in an internet chat room, on a social media platform or on a non- Company website; and
◦never give trading advice of any kind to anyone concerning Company Securities.
Is this Policy Limited to Trading in Securities of the Company or its affiliates?
No, the prohibition on insider trading in this Policy is not limited to trading in Securities of the Company or its affiliates. It is a violation of this Policy to trade in the Securities of another company if you obtained material, non-public information about that company in the course of your employment by the Company. It is important to recognize that you may come into possession of material, non-public information concerning other companies in the ordinary course of your employment responsibilities, such as dealings with major customers, suppliers or other parties to business transactions (e.g., acquisitions, investments or sales). Remember that information that is not material to the Company or its affiliates may nevertheless be material to one of those other companies, and it is not permissible under this Policy for you to make personal use of material, non- public information gained in the course of your employment.

What are the penalties for violating U.S. insider trading laws?
Potential penalties for an insider trading violation under U.S. securities laws include (a) imprisonment of up to 20 years, (b) a criminal fine of up to $5 million (no matter how small the profit gained or loss avoided) and (c) civil penalties of up to three times the profit gained or loss avoided. If the Company fails to take appropriate steps to prevent illegal insider trading, the Company may have “controlling person” liability for trading violations, with a criminal penalty of up to $25 million and civil penalties of up to the greater of $1 million or the three times the profit gained or loss avoided. The civil penalties can extend personal liability to the Company’s directors, officers and other supervisory personnel if they fail to take appropriate steps to prevent insider trading.
If any Company Associate is found to have violated the securities laws (whether or not prosecuted or sued by a government authority or private party) or to have violated this Policy, such person will be subject to dismissal or other sanctions and to possible claims by the Company for damages sustained by reason of his or her activities.
May I always trade within the window period?
Not if you have material, non-public information. While you can usually trade during open window periods (as discussed in Section III, below) because material information about the Company has been publicly disclosed through the earnings release made before the window period began, you may never trade while in possession of material, non-public information. Additionally, each of the following must pre-clear all transactions in or affecting the Securities of the Company through the General Counsel or his or her designee pursuant to the process provided in the section below titled “Mandatory Pre-Clearance Procedure”, (A) members of the Company’s board of directors (the “Board of Directors”), (B) executive officers of the Company (“Executive Officers”), (C) the Chief Financial Officer, Vice President, Corporate Controller and all persons having access to the unreported consolidated financial results or projections of the Company and (D) any employee having access to the Company’s unreported financial results and projections, or who otherwise has access to material, non-public information, and is included on the list maintained by the General Counsel ((A) through (D) collectively, “Designated Insiders”). A list of current Designated Insiders is maintained by the General Counsel and will be updated from time to time.
Are charitable or other gifts of the Company’s Securities covered under the Policy?
Yes, charitable or other bona fide gifts of Securities are subject to the restrictions of the Policy, including the pre-clearance requirements for Designated Insiders.
Does the Policy apply to charitable trusts and foundations and other civic organizations if I serve as an officer, director, trustee, etc. of such trust or foundation?
The Policy applies to any organization that is your “affiliate.” An organization is your affiliate if you or any member of your immediate family (living in your house) exercises control over the organization’s decision to engage in any transaction in Securities or has a monetary interest in the Securities held by the organization. For example, a family charitable foundation (where you are the trustee) would be your affiliate because you decide whether the foundation engages in any transaction in Company Securities. In this circumstance, particularly if you are a Designated Insider, you should avoid participating in decisions about Company Securities (and you may even want to cause the foundation to avoid Company Securities altogether) to prevent the foundation from having to comply with trading window restrictions.

Does the Policy cover the exercise of employee stock options?
This Policy does not apply to the exercise of an employee stock option that does not involve any market sale, or to the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares subject to an option to satisfy tax withholding requirements.
This Policy does apply, however, to any sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. This is called a cashless exercise, whereby your broker exercises your stock options and sells in the open market enough of the shares acquired on exercise to pay your exercise price. The broker then credits your account with the balance of shares. Because this involves a sale, this type of transaction is covered under the Policy.
Can I buy or sell shares using a limit order?
Yes, but you should be careful. If, for example, the trading window is open and you instruct your broker to sell shares at “$30 per share good ‘til canceled” and the trade executes after the window closes, then you have violated the policy. Under these circumstances, you should have, instead, instructed your broker to sell shares at “$30 per share good ‘til canceled” but ensure that you cancel the trade prior to the window closing. You should not rely on the broker or a Company vendor (such as the transfer agent) to prevent you from trading while the window is closed. Note also that if you are an Executive Officer or a member of the Board of Directors and your transaction is not completed within two (2) days of your proposed transaction date, you must obtain pre-clearance again.
Can employees and associates answer questions or respond to requests for information from the Company’s stockholders or from members of the investment community?
No. Requests for information or questions, whether from stockholders or members of the investment community, should be answered only by an authorized Company spokesperson, such as the Vice President of Investor Relations.
When is information considered public?
Information is considered to be public after it has been disclosed for two (2) full trading days following a nationally-distributed press release, included in a filing with the SEC or other governmental agency that makes the information available to the public, or disclosed through another method that is designed to provide broad non-exclusionary distribution of the information.
2.Additional Transactions of Concern (Applies to All Company Associates)
A. Short Sales
Short sales of Securities of the Company or its affiliates evidence an expectation on the part of the seller that such Securities will decline in value, and signal to the market an absence of confidence in the short-term prospects of the Company or its affiliates. In addition, short sales may reduce the seller’s incentive to improve the performance of the relevant company. For these reasons, short sales of Securities of the Company or its affiliates are prohibited by this Policy. Moreover, Section 16(c) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) generally prohibits officers and directors from engaging in short sales.

B. Publicly Traded Options
A transaction in publicly traded options is, in effect, a bet on the short-term movement of the equity of the Company or its affiliates and creates the appearance that the Company Associate is trading based on inside information. Transactions in options also may focus a Company Associate’s attention on short-term performance at the expense of the long-term objectives of the Company. Accordingly, transactions in puts, calls or other derivative securities (whether on an exchange or in any other organized market) with respect to the equity of the Company or its affiliates are prohibited by this Policy.
C. Hedging Transactions
Certain forms of hedging or monetization transactions (such as zero-cost collars and forward sale contracts) allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the person to continue to own the applicable Security, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as the Company’s other shareholders. Therefore, such hedging or monetization transactions with respect to Securities of the Company or its affiliates are prohibited by this Policy.
D. Margin Accounts and Pledges
Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, Securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. A margin sale or foreclosure sale may occur at a time when the pledgor is aware of material, non-public information or otherwise is not permitted to trade in Company Securities pursuant to a blackout period restriction. Therefore, the Company prohibits you from pledging Company Securities as collateral for a loan.
3.Special Trading Restrictions on Designated Insiders
Trading Blackout Periods
In addition to the general prohibition applying to all Company Associates, there are further trading restrictions on Designated Insiders. Purchases and sales of Securities of the Company or its affiliates by Designated Insiders, as well as their immediate family members, any other persons living in a Designated Insider’s household and any entities a Designated Insider may control (each, a “Related Person”), will not be permitted at the following times when material, non-public information may exist:
1.During the period beginning 15 days prior to the end of each fiscal quarter and ending after the second full trading day following the release of the Company’s quarterly or annual earnings results, as applicable.
2.The Company may on occasion issue interim earnings guidance and other potentially material information by way of press release, SEC filing on Form 8-K or other means designed to achieve widespread dissemination of the information. You should anticipate that trading will be blacked out while the Company is in the process of assembling the information to be released and until the information has been released and fully absorbed into the market.
3.Such other periods as to which Designated Insiders will be specifically advised by the General Counsel.

Rule 10b5-1 Plans
A Designated Insider may be able to trade in Securities of the Company or its affiliates during the restricted periods set forth above if the Designated Insider has entered into a so-called Rule 10b5-1 plan. Rule 10b5-1 plans allow corporate insiders (i.e., Designated Insiders) to establish an affirmative defense to insider trading allegations by effecting transactions pursuant to a pre- established written plan that specifies (by, for example, formula or actual dates) when trades are to be made, is entered into at a point in time when the insider does not possess material, non-public information and certain other conditions are satisfied. In general terms, a Rule 10b5-1 plan can be designed to allow purchases and sales even when the Designated Insider would otherwise be restricted from trading by a blackout period or the possession of material, non-public information.
Among the conditions required for establishing the affirmative defense, a Rule 10b5-1 plan must (i) impose a “cooling-off” period between plan adoption and the commencement of trading under the plan (generally, 90 days for directors and officers, 30 days for all others); (ii) include, or be accompanied by, a certification that at the time the plan was adopted the corporate insider was not in possession of any material, non-public information and that the plan is being adopted in good faith and not as part of a plan to evade securities laws; and (iii) be entered into and operated in good faith (for example, in connection with modifying or terminating a plan). Additionally, corporate insiders may enter into only one single-trade 10b5-1 plan during any consecutive twelve-month period and may not enter into overlapping Rule 10b5-1 plans that allow trades during the same period, subject to certain exceptions.
A Designated Insider’s Rule 10b5-1 plan must (A) be in writing and in a form acceptable to the Company; (B) be approved in writing by the General Counsel prior to the plan being entered into; (C) contain such terms and conditions as may be required by Rule 10b5-1; (D) be entered into and operated in compliance with Rule 10b5-1; and (E) not be entered into during a blackout period or when the Designated Insider is in possession of material, non-public information. Once entered, any amendment or termination of a Designated Insider’s Rule 10b5-1 plan must be approved by the General Counsel.
Mandatory Pre-Clearance Procedure
Designated Insiders and any Related Person may not engage in any transaction, including gifts, involving Securities of the Company or its affiliates without first obtaining pre-clearance of the transaction from the General Counsel. A request for pre-clearance should be submitted to the General Counsel at [Redacted] at least two business days before the proposed transaction. The General Counsel will then determine whether the transaction may proceed and, if so, assist in complying with the SEC’s reporting requirements. In the event an approved transaction is not consummated within the time period agreed to by the General Counsel, it must be re-approved before it may be consummated at a later date. Note also that pre-clearance of trades to be made by an Executive Officer or a member of the Board of Directors expires if the proposed trade is not completed within two (2) days of your proposed transaction date.
Transactions effected pursuant to Company-approved Rule 10b5-1 plans will not require further pre-clearance at the time of the transaction if the plan complies with the standards described above. Any Designated Insider or Related Person who effects a transaction pursuant to such a plan (or his or her broker) must, however, report the specific transaction to the General Counsel no later than the day on which such person becomes aware of the trade’s amount, date and price. Reliance on the terms of the plan will not constitute sufficient “notice.”

Certification
All Designated Insiders must certify annually their understanding of, and intent to comply with, the procedures set forth in this Policy.
4.Section 16 Insiders
Section 16 of the Exchange Act and the regulations thereunder require officers and directors of the Company (“Section 16 Insiders”) to report to the SEC numerous types of transactions in Company equity. Such reporting is generally made on an SEC-prescribed document known as a “Form 4.”
The required reporting of transactions in Company equity by Section 16 Insiders requires timely communication between those individuals and the Company. Each Section 16 Insider must notify the General Counsel immediately after any transaction in Company equity, including gifts.
A list of current Section 16 Insiders is attached as Exhibit A to this Policy. The General Counsel will update that list from time to time.
Reminders and Alerts; Power of Attorney
Because the risk of late Form 4 filings and filings containing inaccurate information is considerable, and because of heightened public scrutiny, we send to Section 16 Insiders periodic preventive reminders and alerts during the course of the year. In addition, in order to enable the Company to prepare and file Forms 4 on a timely basis, Section 16 Insiders must sign and return a power of attorney, a copy of which is attached as Exhibit C.
Use of Brokers by Section 16 Insiders
We have established a coordinated procedure with Fidelity Stock Plan Services LLC and J.P. Morgan Securities LLC. Section 16 Insiders must use Fidelity Stock Plan Services LLC or J.P. Morgan Securities LLC as their broker for all transactions in equity of the Company or its affiliates and any such transaction must be entered through Fidelity Stock Plan Services LLC or J.P. Morgan Securities LLC (Fidelity Stock Plan Services LLC and J.P. Morgan Securities LLC will not seek to reinvest the funds from these transactions or seek any of your other securities business.)
We require that Section 16 Insiders and their brokers sign the Broker Instruction/Representation attached as Exhibit B to this Policy, which imposes two requirements on the broker handling transactions by Section 16 Insiders in equity of the Company or its affiliates:
1.To not enter any order (except for orders under pre-approved Rule 10b5-1 plans) without
(a)first verifying with the Company that the transaction was pre-cleared; and
(b)complying with the brokerage firm’s compliance procedures.
2.To report immediately to the Company via
(a)telephone and
(b)in writing (via e-mail) the details of every transaction involving equity of the Company or its affiliates including gifts, transfers, pledges, and all Rule 10b5-1 plan transactions.

Section 16 Insiders shall sign and have their brokers sign the enclosed Broker Instruction/Representation Form, attached as Exhibit B, and return it to us no later than 10 business days prior to the completion of any transaction with such broker. If a Broker Instruction/Representation Form has already been completed for the Section 16 Insider’s broker, such insider should contact the General Counsel to confirm if an additional form is required.
5.Post-Termination Transactions
This Policy continues to apply to your transactions in Securities of the Company or its affiliates even after you are no longer employed by the Company. If you are in possession of material, non- public information when your employment terminates, you may not trade in such Securities until that information has become public or is no longer material. Generally, at a minimum, no transactions in Securities of the Company or its affiliates may be made until the next open trading window following your termination of employment.
6.Assistance with Compliance
The ultimate responsibility for adhering to this Policy and avoiding improper Securities transactions rests with each Company Associate. If you violate this Policy the Company may take disciplinary action against you, up to and including dismissal for cause.
Any Company Associate who has any questions regarding this Policy or who is unsure whether information relating to the Company, its affiliates or any other publicly traded company is “material,” or whether it has been disclosed to the public, should contact the General Counsel before taking any action. You should not try to resolve these issues on your own, as the rules under U.S. securities laws relating to insider trading are complex and violations can result in severe consequences. Although the General Counsel will advise you of the Company’s position, there is no personal attorney-client relationship between you and any attorney in the Legal Department of the Company or any outside counsel retained by the Company to represent or advise the Company.
7.No Third Party Beneficiaries
This Policy has been adopted to protect the good name, reputation, franchises, assets, businesses and prospects of the Company and its affiliates. It is not intended to, and does not, create any legal rights in any third parties, including investors, partners, creditors, customers, suppliers and others having business relations with such entities.
8.Modification and Waiver
The Board of Directors or the General Counsel can modify the terms of, or waive compliance with, this Policy unilaterally at any time without notice as necessary or appropriate. Determinations, interpretations and other actions taken by the Company under this Policy shall be final, binding and conclusive for all purposes and upon all persons.

* * *

For More Information
If you have a question about this Policy or its application to a particular situation, please contact the General Counsel at [Redacted]. If you observe potential violations of this Policy, please talk to your manager or a representative in the Human Resources or Legal Departments, send an email to [Redacted],visit [Redacted] or call the Core & Main AlertLine at [Redacted].

Exhibit A

Section 16 Insiders

•All directors of the Company
•All officers of the Company under Rule 16a-1(f) of the Exchange Act

Exhibit B

BROKER INSTRUCTION/REPRESENTATION

TO: [Broker]

FROM: [Your Name]

RE: Pre-clearance Procedure for All Transactions, Including Transfers, etc. involving securities of Core & Main, Inc.

In order to comply with the two-day filing requirement for officers and directors and others (including family members) subject to Section 16 of the Securities Exchange Act of 1934, Core & Main, Inc. (the “Company”) has instituted compliance procedures that require you to sign this form and immediately return it to the Company.

1.I authorize the Company and you, my securities broker, to implement procedures for reporting to the Company all my transactions (including those of my family members and other entities attributable to me under Section 16) involving Company equity, including transfers such as gifts, pledges, hedges, etc. and other changes in beneficial ownership.

2.Prior to executing any instruction (other than pursuant to any Rule 10b5-1 pre-approved plan) from me involving Company equity, you agree that you will verify with the General Counsel of the Company that my proposed order instruction has been approved. You also agree to adhere to your brokerage firm’s Rule 144 procedures and all other relevant compliance procedures.

3.Immediately upon execution of any transaction or instruction involving Company equity (including Rule 10b5-1 transactions), you agree to provide all the details of the transaction to the Company, both

a.by telephone and
b.in writing (by e-mail)

Thank you,

By:
(Section 16 Insider)

Print Name:

I agree to comply with all the above procedures.

By: Broker Signature
Print Name:
Brokerage Firm Name:
Address:
Phone:
E-Mail:
Fax No.:

By: Branch Manager
Print Name:

Please immediately complete, sign and fax this form to at .
In addition, please mail a copy to

Exhibit C
POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of and , signing singly, the undersigned’s true and lawful attorney-in-fact to:

1.execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Core & Main, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

2.do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3.take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in- fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this day of , 20 .